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                                                                 Exhibit 23.3

                       CONSENT OF CHARTERED ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 1999 related to the financial statements of The Computer Supplies Business of Axidata Inc. as at November 30, 1998 and December 31, 1997 and for the eleven months ended November 30, 1998 and the year ended December 31, 1997 which appear in the Form 8-K/A of Miami Computer Supply Corporation dated February 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
November 2, 1999